Exhibit 99.2
Sonos Announces $150 Million Stock Repurchase Program
and Completion of Previous Stock Repurchase Program

Santa Barbara, CA – Nov. 10, 2026 - Sonos, Inc. (Nasdaq: SONO) today announced that its Board of Directors has authorized a common stock repurchase program of up to $150 million. The new authorization follows the completion of the company’s prior $150 million common stock repurchase program in the fourth quarter of fiscal 2026.

Under the repurchase program, Sonos may purchase shares of common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans or through the use of other techniques such as accelerated share repurchases. The timing and number of shares repurchased will depend on a variety of factors, including stock price, trading volume, and general business and market conditions. The repurchase program has no time limit, does not obligate Sonos to acquire a specified number of shares and may be modified, suspended or discontinued at any time at the company’s discretion.

Repurchases under this program will be funded from the company’s existing cash and cash equivalents or future cash flow.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, such as statements regarding repurchases of our common stock under the stock repurchase program and our long-term financial and growth potential, among others. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: difficulties in and effect of implementing improvements to our operating model and cost structure; the risk that restructuring and related charges may be greater than anticipated or not occur in the expected time frame; local law requirements in various jurisdictions regarding elimination of positions; our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; our ability to successfully introduce software updates; our ability to maintain, enhance, and protect our brand image; the impact of global economic, market, and political events, including tariffs, global trade tensions, continued inflationary pressures, high interest rates and, in certain markets, foreign currency exchange rate fluctuations; changes in consumer income and overall consumer spending as a result of economic or political uncertainty or conditions, including tariffs; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth, and business strategies; our ability to compete in the market and maintain or expand market share; our ability to maintain relationships with our channel, distribution and technology partners; our ability to meet product demand and manage any product availability delays; supply chain challenges, including shipping and logistics challenges and component supply-related challenges, particularly industry-wide increases in demand for semiconductors and other components necessary for our products primarily related to the build out of new AI technologies and data centers; our ability to protect our brand and intellectual property; our use of artificial intelligence; and the other risk factors identified in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent filings. Copies of our SEC filings are available free of charge at the SEC’s website at www.sec.gov, on our investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

About Sonos

Sonos (Nasdaq: SONO) is a leading audio company dedicated to elevating life through sound. Sonos has built a connected system that brings together all the sounds people love, from music and movies to stories and conversations. Its portfolio of home theater speakers, components, plug-in and portable speakers, and headphones grows more powerful with every room and device added. Trusted by more than 17 million households in over 60 countries, Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact
James Baglanis
IR@sonos.com

Press Contact
Tanya Elm
PR@sonos.com

Source: Sonos